                                                                     EXHIBIT 4.3




                         REGISTRATION RIGHTS AGREEMENT



                 THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 16, 1996, by and among Quarterdeck Corporation, a Delaware corporation (the "Company"), InterLink Technology Co., a Delaware corporation ("InterLink"), Harold Lund ("HL"), Joseph Niosi ("JN") and Thomas Conticello ("TC") (each of HL, JN and TC individually to be referred to herein as a "Stockholder" and collectively as the "Stockholders").

                 WHEREAS, InterLink is becoming the owner of shares of common stock of the Company in connection with the acquisition by the Company of certain assets of InterLink (the "Acquisition") pursuant to the terms of that certain Asset Purchase Agreement and Plan of Reorganization dated as of July 16, 1996 (the "Acquisition Agreement") by and among the Company, InterLink and the Stockholders; and

                 WHEREAS, pursuant to the terms of the Acquisition Agreement, the Company has agreed to grant to InterLink the registration rights provided for below.

                 NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements set forth in the Acquisition Agreement and hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                 1. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                          "Closing" shall mean the closing of the Acquisition
on the date hereof.

                          "Common Shares" shall mean shares of common stock,
par value $.001 per share, of the Company.

                          "Holder" shall mean InterLink, so long as it holds
any Shares, and each Stockholder, so long as such Stockholder holds Shares as a result of a distribution by, or a dissolution, liquidation or winding up of, InterLink.

                          "Person" shall mean an individual or a corporation,
partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                          "Prospectus" shall mean any prospectus included in
the Registration Statement, including any resale prospectus and any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

                          "Registration Expenses" shall mean any and all
expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all applicable registration and filing fees imposed by the SEC and such securities exchange or exchanges on which Common Shares are then listed or the National Association of Securities Dealers, Inc. (the

"NASD"); (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Shares under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, printing and distributing the Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Shares on any securities exchange or exchanges pursuant to Section 3(i) hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses relating to any special audits or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing a Holder and transfer taxes, if any, relating to the sale or disposition of Shares by a Holder.

                          "Registration Statement" shall mean the registration
statement filed by the Company pursuant to Section 2(a) of this Agreement, as amended from time to time.

                          "SEC" shall mean the Securities and Exchange
Commission or any successor entity.

                          "Securities Act" shall mean the Securities Act of
1933, as amended from time to time.

                          "Shares" shall mean the Common Shares issued to
InterLink on the date hereof at the Closing.

                 2.       REGISTRATION UNDER THE SECURITIES ACT.

                          (a)     Registration.

                                  (i)      Subject to Section 6(b) below, the
Company shall file a registration statement on Form S-3 or an amendment to an existing registration statement on Form S-3 (the "Registration Statement"), within thirty (30) days following the Closing, relating to the sale by the Holders of any or all of the Shares, and shall use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. The Company agrees to use its best efforts to keep the Registration Statement continuously effective (and to include a Prospectus at all times meeting the requirements of the Securities Act) for a period of six
(6) months from the closing of the Acquisition.

                                  (ii)     If the Holders desire different
methods of distribution of the Shares included in the Registration Statement, the method of distribution shall be determined by the Holders of a majority of the Shares to be included in such Registration Statement.

                          (b)     Expenses.  The Company shall pay all
Registration Expenses in connection with a registration pursuant to this Agreement. Each Holder shall pay all underwriting discounts and commissions relating to such Holder's Shares, the fees and disbursements of counsel representing such Holder and transfer taxes, if any, relating to the sale or disposition of Shares by such Holder.

                 3. REGISTRATION PROCEDURES. In connection with the obligations of the Company under Section 2 hereof, the Company shall:

                          (a)     prepare and file with the SEC, within the
time period set forth in Section 2(a)(i) hereof, and use its best efforts to have declared effective by the SEC, the Registration Statement, which shall (i) be available for public resale of the Shares by the selling Holders, and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

                          (b)     (i) prepare and file with the SEC such
amendments to the Registration Statement as may be necessary to keep it effective for the applicable period; (ii) cause any Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; (iii) respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders;

                          (c)     furnish to each Holder, upon request and
without charge, as many copies of any Prospectus and any amendment or supplement thereto as such Holder may request in order to facilitate the public sale or other disposition of the Shares;

                          (d)     use its best efforts to register or qualify
the Shares under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder may reasonably request in writing and keep such registration or qualification effective during the period the Registration Statement is required to be kept effective; provided, however, that in connection therewith, the Company shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3(d), (ii) subject itself to taxation in any such jurisdiction with respect to such registration or qualification, or (iii) file a general consent to service of process in any such jurisdiction;

                          (e)     notify each Holder promptly and, if requested
by a Holder, confirm in writing, (i) when the Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to a Prospectus has been filed with the SEC, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Company receives any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Registration Statement is effective as a result of which (A) the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated





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therein or necessary to make the statements therein not misleading or (B) a
Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                          (f)     use best efforts to obtain the withdrawal of
any order suspending the effectiveness of the Registration Statement by the SEC or any state securities authority as promptly as possible;

                          (g)     furnish to each Holder upon request, without
charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                          (h)     cooperate with the Holders to facilitate the
timely preparation and delivery of certificates representing Shares to be sold and not bearing any Securities Act legend and enable certificates for such Shares to be issued for such numbers of Shares and registered in such names as the Holders may reasonably request; and

                          (i)     use its best efforts to cause all Shares to
be listed on any securities exchange on which the Common Shares are then listed, or included on the Nasdaq National Market if the Common Shares are then so included.

                 4.       CERTAIN AGREEMENTS OF HOLDERS.

                          (a)     Each Holder shall (i) furnish to the Company
in writing such information regarding such Holder and such Holder's proposed distribution of Shares as the Company may from time to time reasonably request in connection with the preparation of the Registration Statement or the registration or qualification of the Shares under state securities or blue sky laws, and (ii) report to the Company within ten (10) days after the end of each month all sales or other dispositions of Shares made by such Holder during such month.

                          (b)     Each Holder who executes this Agreement
agrees, if requested by the Company in the case of a Company-initiated non-underwritten offering, or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any Shares (including a sale pursuant to Rule 144 under the Securities Act), except as part of such Company-initiated registration, during the ten (10) day period prior to, and during the ninety
(90) day period beginning on, the date of effectiveness of each Company-initiated offering made pursuant to a registration statement, to the extent such request is timely made in writing by the Company or the managing underwriters.

                 5.       INDEMNIFICATION, CONTRIBUTION.

                          (a)     Indemnification by the Company.  Subject to
Section 5(c), the Company agrees to indemnify and hold harmless each Holder and its officers and directors and partners and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act, as follows:





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                                  (i)      against any and all loss, liability,
claim, damage and expense whatsoever, as incurred, to which such Holder, partner, officer, director or controlling Person may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), or any federal or state securities law in connection with the offering covered by the Registration Statement;

                                  (ii)     against any and all loss, liability,
claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any claim, litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, if such settlement is effected with the written consent of the Company; and

                                  (iii)    against any and all expenses
(including reasonable fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any claim, litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, that relates to the sale by a Holder of Shares under the Registration Statement, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that the indemnity provided pursuant to this Section 5(a) shall not apply to any Holder with respect to any loss, liability, claim, damage or expense that arises out of or is based upon (1) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement or any amendment thereto or a Prospectus or any amendment or supplement thereto or (2) trades made by such Holder in violation of Section 6(a) below.

                          (b)     Indemnification by Holders.  Each Holder
severally (but not jointly), in proportion of the number of Shares sold and to be sold by each Holder pursuant to the Registration Statement, agrees to indemnify and hold harmless the Company and the other Holders, and each of their respective directors, officers and partners (including each director of the Company and each officer of the Company who signs the Registration Statement), and each Person, if any, who controls the Company or any other Holder within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 5(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon
(i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or a Prospectus or any amendment or





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supplement thereto in reliance upon and in conformity with written information furnished to the Company by the indemnifying Holder expressly for use therein or (ii) trades made by the indemnifying Holder in violation of Section 6(a) below; provided that, in the case of the indemnifying Holder's obligation set forth in this Section 5(b) corresponding to Section 5(a)(ii) above, such settlement must be effected with the written consent of such Holder.

                          (c)     Conduct of Indemnification Proceedings.  Each
indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve the indemnifying party from any liability that it may have under the indemnity agreement provided in Section 5(a) or (b) above, except to the extent that it did not otherwise timely learn of such action or proceeding and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under
Section 5(a) or (b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party or parties, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any such action or proceeding include both an indemnified party and an indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists, then the indemnified parties shall be entitled to counsel (which shall be limited to a single law firm for all indemnified parties), the reasonable fees and expenses of which shall be paid by the indemnifying parties. If none of the indemnifying parties assumes the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying parties will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm for all indemnified parties) for the indemnified parties. In such event, however, no indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party. If one or more of the indemnifying parties assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding except as set forth in the proviso to the second sentence of this Section 5(c).

                          (d)     Contribution.

                                  (i)      In order to provide for just and
equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the indemnifying parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the indemnified party, in such proportion as is appropriate to reflect the relative fault of and benefits to each indemnifying party and each indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying parties and indemnified parties shall be determined by





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
reference to, among other things, the total proceeds received by each indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of each indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, access to information and opportunity to correct or prevent such action.

                                  (ii)     The parties hereto agree that it
would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 5(d)(i) above.

                                  (iii)    Notwithstanding the foregoing, (1)
no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation and (2) no Person who violates Section 6(a) below shall be entitled to contribution from any Person who was not guilty of violating Section 6(a) in any case where the right to contribution is asserted in connection with a violation of Section 6(a).

                                  (iv)     For purposes of this Section 5(d),
each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors, officers and partners of a Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                          (e)     Notwithstanding any term or condition to the
contrary, the liability of any Holder pursuant to this Section 5 shall be limited to the gross proceeds received by such Holder as a result of the sale giving rise to the liability, except where such Holder is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act).

                          (f)     The obligations of the Company and the
Holders under this Section 5 shall survive the completion of any offering of the Shares pursuant to the Registration Statement.

                 6.       SUSPENSION OF REGISTRATION REQUIREMENT.

                          (a)     Each Holder shall not effect any sales of
Shares pursuant to the Registration Statement after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event (as defined in Section 6(b) below) until the Company provides notice to such Holder that all Suspension Events have ceased to exist. In addition, each Holder shall not effect any sales of Shares pursuant to the Registration Statement after such Holder has received notice from the Company to suspend sales because the Registration Statement, any Prospectus or any supplement thereto contains an untrue statement of





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
a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, until the Company notifies such Holder that the misstatement or omission has been corrected.

                          (b)     Notwithstanding anything to the contrary set
forth in this Agreement, the Company's obligation to file the Registration Statement and make any filings with any state securities authority, to use its best efforts to cause the Registration Statement or any state securities filings to become effective, or to amend or supplement the Registration Statement or any state securities filings shall be temporarily suspended in the event of and during a Suspension Event. A "Suspension Event" shall exist at
(i) any time that the Company is not eligible to use Form S-3 for the Registration Statement or (ii) such times as the Company determines that circumstances exist that make it impractical or inadvisable for the Company to file, amend or supplement the Registration Statement or such filings or to cause the Registration Statement or such filings to become effective (such circumstances to include, without limitation, (A) the Company conducting an underwritten primary public offering and being advised by the underwriters that the sale of Shares under the Registration Statement would have a material adverse effect on the Company's offering or (B) pending negotiations relating to, or consummation of, a transaction or the occurrence of some other event (1) where any of the foregoing would require disclosure under applicable securities laws of material information in the Registration Statement (or any other document incorporated into the Registration Statement by reference) or such state securities filings and (2) as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements). Suspension of the Company's obligations pursuant to this Section 6(b) shall continue only for so long as a Suspension Event or its effect is continuing. The Company shall notify each Holder promptly after any Suspension Event occurs or ceases to exist.

                 7.       MISCELLANEOUS.

                          (a)     Amendments and Waivers.  The provisions of
this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders of 50% of the Shares then held by the Holders.

                          (b)     Notices.  All notices and other
communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery, (i) if to a Holder, at such Holder's registered address appearing on the share register of the Company, and if no such address appears or if such address is incorrect, then to the address of InterLink, or (ii) if to the Company, at 13160 Mindanao Way, 3rd Floor, Marina del Rey, California, Attention: Law Department. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

                          (c)     Successors and Assigns.  This Agreement shall
inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement and the





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
registration rights granted hereunder may not be assigned by a Holder without the consent of the Company and such assignee agreeing to be bound by the provisions of this Agreement.

                          (d)     Counterparts.  This Agreement may be executed
in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                          (e)     Headings and Interpretation.  The headings in
this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In construing the meaning of this Agreement, no party hereto nor its counsel shall be deemed the drafter of this Agreement, and this Agreement shall be construed according to its fair meaning and not strictly for or against any Person as the drafter hereof.

                          (f)     Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of California without giving effect to the conflicts of law provisions thereof.

                          (g)     Entire Agreement.  This Agreement is intended
by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior oral and written agreements and understandings and all contemporaneous written agreements and understandings between the parties with respect to such subject matter.

                          (h)     Attorneys' Fees.  In the event of any suit or
other proceeding to construe or enforce any provision of this Agreement, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties in such suit or proceeding.





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
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       QUARTERDECK CORPORATION

                                       By:
                                           -------------------------------
                                       Name:
                                       Title:

                                       INTERLINK TECHNOLOGY CO.

                                       By:
                                           -------------------------------
                                       Name:  Harold Lund
                                       Title:

                                        ----------------------------------
                                                    Harold Lund

                                        ----------------------------------
                                                    Joseph Niosi

                                        ----------------------------------
                                                 Thomas Conticello






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